UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 28, 2014

POLYCOM, INC.

(Exact name of registrant as specified in its charter)

State of Delaware	000-27978	94-3128324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6001 America Center Drive San Jose, California	95002
(Address of principal executive offices)	(Zip Code)

(408) 586-6000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On May 28, 2014, Polycom, Inc. (“Polycom”) announced that its Board of Directors had appointed Laura J. Durr, 53, as Polycom’s Chief Financial Officer and Executive Vice President, effective immediately. Ms. Durr will continue to serve as Polycom’s principal financial officer and principal accounting officer. Ms. Durr has served as Polycom’s Interim Chief Financial Officer and principal financial officer since March 2014, Polycom’s Senior Vice President, Worldwide Finance since September 2013, Polycom’s principal accounting officer since March 2005, and in other financial management positions since joining Polycom in March 2004.

In connection with her appointment as Chief Financial Officer, Ms. Durr will receive the following:

•	A base annual salary of $440,000 per year;

•	Participation in Polycom’s bonus plan at a target of 80% of base salary;

•	An equity award of 17,500 restricted stock units, vesting annually over three years, effective as of May 28, 2014;

•	An equity award of 17,500 target performance shares, measuring Total Shareholder Return in three distinct 12-month measurement periods of June 1, 2014 to May 31, 2015, January 1, 2015 to December 31, 2015, and January 1, 2016 to December 31, 2016, effective as of May 28, 2014;

•	A change of control severance package pursuant to the Polycom Change of Control Severance Agreement for executives other than the Chief Executive Officer;

•	No change to her existing severance package pursuant to the Polycom Executive Severance Plan; and

•	Continued eligibility to participate in all compensation, retirement, and welfare benefit programs available to Polycom executive officers.

Ms. Durr has no family relationships with any of Polycom’s directors or executive officers, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release relating to this announcement is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated May 28, 2014, entitled “Laura Durr Named Chief Financial Officer of Polycom.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYCOM, INC.

By:	/s/ Sayed M. Darwish
Sayed M. Darwish
Chief Legal Officer, Executive Vice President of Corporate Development and Secretary

Date: May 28, 2014

3